                                                                   EXHIBIT 99(l)

                               BROWN & WOOD LLP
                            One World Trade Center
                         New York, New York 10048-0557
                           Telephone (212) 839-5300
                           Facsimile (212) 839-5599


                                        September 23, 1997

MuniHoldings Florida Insured Fund
800 Scudders Mill Road
Plainsboro, New Jersey 08536


Ladies and Gentlemen:

       This opinion is being furnished in connection with the registration by MuniHoldings Florida Insured Fund, a Massachusetts business trust (the "Fund"), of common shares of beneficial interest, par value $0.10 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Fund's registration statement on Form N-2, as amended (the "Registration Statement"), under the Securities Act, in the amount set forth under "Amount Being Registered" on the facing page of the Registration Statement.

       As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Declaration of Trust of the Fund, the By-Laws of the Fund, and such other documents as we have deemed relevant to the matters referred to in this opinion.

       Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the

Registration Statement, will be legally issued, fully paid and non-assessable common shares of beneficial interest of the Fund.

       In rendering this opinion, we have relied as to matters of Massachusetts law upon an opinion of Bingham, Dana & Gould LLP rendered to the Fund.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

                                                        Very truly yours,
                                                        /s/ Brown & Wood LLP